FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Date of Report (Date of earliest event reported) November 17, 2008

ACROSS AMERICA FINANCIAL SERVICES, INC.
 (Exact Name of Small Business Issuer as specified in its charter)

Colorado	000-52530	20-8097969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 1200, Denver, Colorado 80202
 (Address of principal executive offices including zip code)

 (303) 893-1003
 (Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to "us," "we," or "the Company" refer to Across America Financial Services, Inc., and our wholly-owned subsidiary.

Item 1.01 Entry into a Material Definitive Agreement

On November 17, 2008, we entered into an Agreement of Merger and Plan of Reorganization with APRO Bio Pharmaceutical Corporation (APRO), a private Colorado corporation, whereby our wholly-owned subsidiary, Across America Acquisition Corp., would merge with APRO, with APRO being the surviving entity. APRO would then become our wholly-owned subsidiary. Upon closing the merger, we would issue a total of 18,189,462 shares to the APRO shareholders in exchange for all of their 18,189,462 issued and outstanding shares. On a fully, diluted basis, the APRO shareholders would own a total of 20,146,962 shares of Company Common Stock. As a result of this transaction, we would have a total of approximately 23 million shares of Common Stock issued and outstanding.

Upon the closing of the merger, the officers and directors of APRO would become our officers and directors. Our sole officer and director, Mr. Klemsz, would resign effective at the time of closing. The combined company would operate under the name Aztech Bioscience, Inc., or some derivation thereof.

The closing of this transaction is subject to certain contingencies, as more fully discussed in the Agreement of Merger and Plan of Reorganization, and the requirement of audited financial statements from APRO, along with the approval of the transaction by the shareholders of APRO and the Company.

APRO is the licensee of filed but not yet issued patents related to composition of matter and method of use for treating bacterial infection including bacterial pneumonia, tuberculosis and anthrax infections.  APRO has also licensed an existing patent for the treatment of viral infection including HIV, Influenza and potentially the “bird flu” virus.  APRO plans to acquire and develop existing and novel therapies that can move through clinical trials quickly, shepherding them through the FDA approval processes and advancing them through commercialization.

Item 9.01 Exhibit.

Exhibit
Number	Description
10.3	Agreement of Merger and Plan of Reorganization dated November 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on November 21, 2008.

ACROSS AMERICA FINANCIAL SERVICES, INC., a Colorado corporation

By:	/s/ Brian L. Klemsz
Brian L. Klemsz, President, Chief Executive Officer, Chief Financial Officer and Director (Principal Executive, Accounting and Financial Officer)